AMENDMENT TO FUND PARTICIPATION AGREEMENT


This Amendment is dated April 29, 2005 to the September 30, 1999 Fund Participation Agreement by and among First Defined Portfolio Fund, LLC (the "Fund"), a Delaware limited liability company, and American Skandia Life Assurance Corporation (the "Company"), on behalf of itself and each separate account of the company (each separate account referred to as the "Separate Account" and collectively as the "Separate Accounts"); First Trust Advisors L.P., a limited partnership organized under the laws of the State of Illinois and investment adviser to the Fund (the "Adviser"); and First Trust Portfolios, L.P. (formerly know as Nike Securities L.P.) (the "Distributor"), a limited partnership organized under the laws of the Sate of Illinois and principal underwriter/distributor of the Fund (the "Agreement").

1. The list of portfolios of the Fund in which the Separate Account may invest as set forth in Schedule B of the Agreement is hereby amended in its entirety as follows:

"The Separate Account(s) shown on Schedule A may invest in the following Portfolios of the Fund:

Target Managed VIP
The Dow Dart 10
Global Dividend Target 15
S&P Target 24
NASDAQ Target 15
First Trust 10 Uncommon Values
Value Line Target 25
Dow Target Dividend
First Trust Pharmaceutical Sector
First Trust Financial Services Sector
First Trust Energy Sector
First Trust Technology Sector"

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below on the day and year first above written.

First Defined Portfolio Fund, LLC,             First Trust Advisors L.P.
A Delaware limited liability company

By___________________________                  By______________________

Its__________________________                  Its_____________________


American Skandia Life Assurance Corporation,   First Trust Portfolios, L.P.
A Connecticut stock life insurance company

By___________________________                  By______________________

Its__________________________                  Its_____________________